Exhibit 21.1

SUBSIDIARIES OF TRAVELZOO INC.

Travelzoo Sales, Inc. (formerly known as Silicon Channels Corporation), a California corporation

Travelzoo.com Canada, Inc., a corporation formed under the Business Corporations Act of Canada